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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 16, 2001 included in Registration Statement File Nos. 33-31662, 33-56384, 33-56386, 33-65790, 33-64349, 333-13531, 333-36598, 333-41344, 333-44272, 333-44345,
333-48320, 333-48322, 333-53633, 333-87057, 333-60648, 333-65136, 333-73770,
333-76720, 333-81678, 333-81676, 333-82628, 333-82634 and 333-83094. It should be noted that we have not audited any financial statements of Weatherford International, Inc. subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.





/s/ ARTHUR ANDERSEN LLP

Houston, Texas
March 22, 2002